Exhibit 10.1

JOINT VENTURE AGREEMENT

This Joint Venture Agreement (the “Agreement”)   is entered into this 18th day of September 2009 is by and between Wind Works Power Corp.   (“WWP”)  and Zero Emission People LLC.  (“ZEP”)

WHEREAS, WWP is engaged in pursuing opportunities in wind energy development; and

WHEREAS, ZEP is in the developmental stages of two wind farms; and

WHEREAS, the parties wish to combine their unique skills and abilities pursuant to the terms and conditions of this Agreement

NOW THEREFORE, in consideration for the mutual covenants contained herein and other good and valuable consideration it is agreed:

ARTICLE 1: JOINT VENTURE

The parties hereto form this joint venture which will be identified as the Zero Emission People –Wind Works Joint Venture (the “Joint Venture”).

ARTICLE 2: CONTRIBUTIONS

(a) The parties shall contribute to the Joint Venture or as consideration for contributing assets to the Joint Venture as follows:

(i)

ZEP shall contribute the projects as set forth on Schedule A (the “Projects” ).

(ii)

As consideration for the contribution of the Projects to the Joint Venture, WWP shall  issue to ZEP, or its nominees, 1,500,000 shares of  WWP  common stock (the “Shares”). The common stock will be issued pursuant to an exemption from registration and will be subject to resale limitations as prescribed by Rule 144 of the Securities Act of 1933.

(iii)

Upon delivery of the Shares, WWP and ZEP shall be 50/50 equity owners in the Joint Venture.

(iv)

Each party further agrees to contribute to the joint venture their respective management, abilities and knowledge.

(v)

Following formation of the Joint Venture, the first $210,000 of expenses will be paid by Wind Works, and thereafter all expenses and revenues shall be allocated between the parties based on a pro rata with respect to each party’s respective equity ownership in the Joint Venture.

(b) WWP’s equity interest in the Joint Venture can increase to up to 100% by Wind Works paying to ZEP the fair market value of the increased interest in a combination of stock and cash, the exact terms of which will be subject to mutual agreement. If and when Wind Works increases its stake to a 100% interest, ZEP will transfer title and/or their then outstanding equity interest in the Joint Venture projects to Wind Works; and all expenses and revenues shall be allocated to Wind Works.

ARTICLE 3: OTHER AND/OR COMPETING BUSINESSES

Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to restrict in any way the freedom of either party  or of any affiliate of either party to conduct, independently of the Joint Venture, and whether or not in competition with the Joint Venture, any business or activity whatever (other than the business contemplated to be performed by the Joint Venture under and in accordance with this Agreement) without any accountability to the Joint Venture or to the other party.

ARTICLE 4: CONDUCT OF OPERATIONS

It is hereby understood and agreed by and between all the parties that each one shall devote its efforts to achieve and insure the successful purpose of the Joint Venture.

ARTICLE 5: CONFIDENTIALITY

5.1 Each party undertakes to keep strictly confidential any other party’s proprietary information that it may acquire or have acquired or be or have been informed of, during the term of the present contract.

5.2 Each party shall be under no obligation with respect to any information:

(a) Which is at the time of disclosure, available to the general public;

(b) Which is disclosed to the recipient without any restriction on disclosure by a third party who has the lawful right to disclose such information;

(c) Which has been ordered by any court order or governmental authority or regulation in compliance with the laws of the countries of anyone of the parties.

5.3 This article 5 shall remain in full force for a period of two (2) years after the termination of the present contract.

ARTICLE 6: TERM, DISSOLUTION, TERMINATION

(a) Term

The Joint Venture shall continue for a term of  25 years or unless  terminated in accordance with the provisions of this article. No party shall have the right to and each party agrees not to dissolve, terminate or liquidate, or to petition a court for the dissolution, termination or liquidation of the Joint Venture, except as provided in this Agreement.

(b) Events of dissolution

(i)

The Joint Venture shall dissolve:

(A)

Upon the unanimous written agreement of the parties to dissolve the Joint Venture,

(B)

Upon the dissolution and/or bankruptcy of a party;

(C)

Upon the occurrence of any of the following: a party  becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or a party applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian for such party or any property thereof, or makes a general assignment for the benefit of creditors; or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for a party  or for a substantial part of its property and is not discharged within thirty (30) days; or any bankruptcy, reorganization, debts arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding is commenced in respect of a party which is not dismissed within 30 days.

(ii)

Upon the dissolution of the Joint Venture the Joint Venture and its business shall promptly be wound up and terminated and any Joint Venture assets shall be distributed to the parties . Upon the dissolution of the Joint Venture caused by any other event set forth in section (b) of this article 7:

(c) Continuing Conduct of the Joint Venture

During the pendency of any arbitration or request for arbitration or of the enforcement of any claim against a party for a breach of or for default under the terms of this Agreement, the business and affairs of the Joint Venture shall be conducted so as to maintain and preserve the value of the Joint Venture as a going concern.

During any period of winding up, the business and affairs of the Joint Venture shall be conducted so as to maintain and preserve the assets of the Joint Venture in a manner consistent with the winding up of the affairs thereof. Each party will indemnify the Joint Venture and the other party against any claim, loss or damage to the Joint Venture or such other party which may result from the party’s breach of this section. .

ARTICLE 7: GOVERNING LAW

This Joint Venture shall be construed and governed in accordance with the laws of the province of Ontario, Canada.   In the event of any litigation,  the prevailing party shall be entitled to recover all costs including attorneys fee. Notwithstanding the foregoing, the parties shall use all efforts to settle all disagreements and disputes which arise concerning, in connection with, or as a result of, the performance of this Joint Venture agreement, by means of negotiations.

ARTICLE 8:  GENERAL

(a) Notices

All notices, demands or requests required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered personally or when sent by registered or certified mail, with return receipt requested to the party’s then principal place of business.

(b) Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and there are not other understandings, representations or warranties, oral or written, relating to the subject matter of this Agreement, which shall be deemed to exist or to bind any of the parties hereto, their respective successors or assigns except as referred to herein.

(c) Further Assurances

Each party  shall execute such deeds, assignments, endorsements and other instruments and evidences of transfer give such further assurances and perform such acts as are or may become necessary or appropriate to effectuate and to carry out the provisions of this Agreement.

All such deeds, assignments, endorsements and other instruments and evidences of transfer and all other acts of any kind which are to be as of the date of this Agreement shall be delivered or taken as soon as possible following the date of this Agreement.

(d) Severability

If any provisions of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of the Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(e) Binding Agreement

This Agreement shall inure to the benefit of and be binding upon the undersigned PARTY and their respective successors an assigns.

(f) Headings

The headings of articles and sections in this Agreement are for convenience only and are not part of this Agreement.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

Wind Works Power Corp.

Zero Emission People LLC.

/s/W. Campbell Birge

/s/Dr. Ingo Stuckmann

________________________

____________________________

BY:  W. Campbell Birge, president

BY:  Dr. Ingo Stuckmann, manager

       SCHEDULE A

Zero Emission People-Wind Works Joint Venture Project Overview

•         Snowy Ridge Wind Park – A 10 MW project in the vicinity west of the village of Bethany, Ontario.  The project has been developed in an area of high elevation that can optimize the wind resources to their maximum.  Annual mean wind speeds are measured at over 6.7 metres per second at an 80 metre hub height.

•         Grey Highlands Zero Emission People Wind Park – A 10 MW project 25kms south of Georgian Bay, Ontario, which is a superb location for wind resource, as the area benefits greatly from the westerly winds crossing from Lake Huron.  Annual mean wind speeds are measured at over 6.5 metres per second at an 80 metre hub height.